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Exhibit 99.6

FORM OF NOTICE OF GUARANTEED DELIVERY
NOTICE OF GUARANTEED DELIVERY
FOR
THE EXCHANGE OF 5.95% SERIES A SENIOR NOTES DUE 2013
(CUSIP/CINS 4503IU AY 7 and U4500V AE5)
FOR
5.95% SERIES B SENIOR NOTES DUE 2013
(REGISTERED UNDER THE SECURITIES ACT OF 1933)

AND

THE EXCHANGE OF SERIES A SENIOR FLOATING RATE NOTES DUE 2009
(CUSIP/CINS 4503IU BA 8 and U45OOV AF2)
FOR
SERIES B SENIOR FLOATING RATE NOTES DUE 2009
(REGISTERED UNDER THE SECURITIES ACT OF 1933)
OF
iSTAR FINANCIAL INC.

(THE 5.95% SERIES A SENIOR NOTES DUE 2013 AND THE SERIES A SENIOR FLOATING RATE
NOTES DUE 2009, COLLECTIVELY, THE "SERIES A NOTES" AND THE 5.95% SERIES B SENIOR
NOTES DUE 2013 AND THE SERIES B SENIOR FLOATING RATE NOTES DUE 2009,
COLLECTIVELY, THE "SERIES B NOTES")

        Registered holders of outstanding Series A Senior Notes who wish to tender their Series A Notes in exchange for a like principal amount of new Series B Notes and whose Series A Notes are not immediately available or who cannot deliver their Series A Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank Trust National Association (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "Exchange Offer, Registration Rights—Procedures for Tendering" in the Prospectus. If tender is made through the Depository Trust Company's automated tender offer program, this process is achieved through that program and no hand or facsimile transmission is required.

THE EXCHANGE AGENT OF THE EXCHANGE OFFER IS:

US BANK TRUST NATIONAL ASSOCIATION

By Hand: U.S. Bank Trust National Association Corporate Trust Services EP-MN-WS-2N 60 Livingston Avenue St. Paul MN 55107 Attn: Specialized Finance	By Mail: U.S. Bank Trust National Association Corporate Trust Services EP-MN-WS-2N 60 Livingston Avenuee St. Paul, MN 55107 Attn: Specialized Finance
By Overnight Express: U.S. Bank Trust National Association Corporate Trust Services EP-MN-WS-2N 60 Livingston Avenue St. Paul MN 55107 Attn: Specialized Finance	By Facsimile: U.S. Bank Trust National Association Attn: Specialized Finance (651) 495-8158
To Confirm Receipt: (800) 934-6802

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        The undersigned hereby tenders the principal amount of Series A Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                         , 2006 of iStar Financial Inc. (the "Prospectus"), receipt of which is hereby acknowledged.

DESCRIPTION OF SECURITIES TENDERED

NAME OF TENDERING HOLDER	NAME AND ADDRESS OF REGISTERED HOLDER AS IT APPEARS ON THE SERIES A NOTES (PLEASE PRINT)	CERTIFICATE NUMBER(S) OF SERIES A NOTES TENDERED	PRINCIPAL AMOUNT OF SERIES A NOTES TENDERED

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Series A Notes (or a confirmation of book-entry transfer of such Series A Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three business days after the Expiration Date (as defined in the Prospectus and the Letter of Transmittal).

Name of Firm:

Address:

ZIP CODE
Area Code and Telephone No.:

(AUTHORIZED SIGNATURE)
Title:

Name:
(PLEASE TYPE OR PRINT)
Date:

NOTE: DO NOT SEND SERIES A NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. SERIES A NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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FORM OF NOTICE OF GUARANTEED DELIVERY NOTICE OF GUARANTEED DELIVERY FOR THE EXCHANGE OF 5.95% SERIES A SENIOR NOTES DUE 2013 (CUSIP/CINS 4503IU AY 7 and U4500V AE5) FOR 5.95% SERIES B SENIOR NOTES DUE 2013 (REGISTERED UNDER THE SECURITIES ACT OF 1933) AND THE EXCHANGE OF SERIES A SENIOR FLOATING RATE NOTES DUE 2009 (CUSIP/CINS 4503IU BA 8 and U45OOV AF2) FOR SERIES B SENIOR FLOATING RATE NOTES DUE 2009 (REGISTERED UNDER THE SECURITIES ACT OF 1933) OF iSTAR FINANCIAL INC. (THE 5.95% SERIES A SENIOR NOTES DUE 2013 AND THE SERIES A SENIOR FLOATING RATE NOTES DUE 2009, COLLECTIVELY, THE "SERIES A NOTES" AND THE 5.95% SERIES B SENIOR NOTES DUE 2013 AND THE SERIES B SENIOR FLOATING RATE NOTES DUE 2009, COLLECTIVELY, THE "SERIES B NOTES")
THE EXCHANGE AGENT OF THE EXCHANGE OFFER IS: US BANK TRUST NATIONAL ASSOCIATION
DESCRIPTION OF SECURITIES TENDERED
THE FOLLOWING GUARANTEE MUST BE COMPLETED GUARANTEE OF DELIVERY (NOT TO BE USED FOR SIGNATURE GUARANTEE)